SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                OCTOBER 21, 2004
                Date of Report (Date of earliest event reported)


                                KELLWOOD COMPANY
               (Exact name of registrant as specified in charter)


 Delaware                           000-07340                    36-2472410
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(State of other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


600 Kellwood Parkway, St. Louis, Missouri                          63017
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:   (314) 576-3100
                                                     ---------------



                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01; 2.03 ENTRY INTO A MATERIAL AGREEMENT; CREATION OF A DIRECT FINANCIAL
OBLIGATION

     On October 20, 2004, Kellwood Company (the "Company") entered into an unsecured syndicated credit facility (the "New Credit Agreement") provided by Bank of America, N.A., as agent, and Banc of America Securities LLC, as sole lead arranger and sole book manager. The New Credit Agreement replaces the Company's previous credit agreement, dated April 30, 2002, that was set to expire in May 2005.

     The New Credit Agreement provides for a $400 million five-year multicurrency revolving credit facility, which includes sublimits for the issuance of standby letters of credit, commercial letters of credit, and borrowings in multicurrencies. The aggregate maximum principal amount of the commitments under the New Credit Agreement may be increased from time to time, at the Company's request by a total amount up to $25 million; provided that the Company's lenders are willing to grant such increase, no default exists, and certain other conditions are satisfied.

     The Company is the borrower under the New Credit Agreement and its obligations are guaranteed by its material domestic subsidiaries.

     Borrowings and standby letters of credit under the New Credit Agreement bear interest, at the Company's option, at either the London Interbank Offered Rate plus a spread ranging from .600% to 1.25% or 0% over an alternative base rate, which is the greater of the Bank of America prime rate or the Federal
Funds rate plus .50%, with such spread in each case depending on the Company's leverage ratio. The Company is also required to pay a facility fee of .150% to ..250% and commercial letter of credit fee of .250% to .350%, with such spread in each case depending on the Company's leverage ratio.

     The New Credit Agreement contains, terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include maintenance of minimum net worth, maximum leverage ratio (funded debt to EBITDA), and a minimum interest coverage ratio (EBIT/interest expense). Other covenants include restrictions on the ability of the Company and its subsidiaries to, among other things, dispose of assets; incur additional indebtedness; incur guaranty obligations; pay dividends or make other capital distributions; make capital expenditures; create liens on assets; make investments, loans or advances; make acquisitions; engage in sale-leaseback transactions; engage in mergers or consolidations, liquidations and dissolutions; engage in certain transactions with affiliates; make changes in lines of businesses; enter into hedging or restrictive agreements; and amend material documents.

     The New Credit Agreement contains customary events of default, including nonpayment of principal, interest, fees or other amounts; inaccuracy of representations and warranties; violation of covenants; certain bankruptcy events; cross-defaults to other material indebtedness; change of control events; material judgments; certain ERISA-related events; and the invalidity of the loan documents (including the subsidiary guaranty). If an event of default occurs and is continuing under the New Credit Agreement, the lenders may

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terminate their obligations thereunder and may require the Company and the subsidiary guarantors to repay all amounts thereunder.

     The foregoing description of the New Credit Agreement is not complete and is qualified in its entirety by the actual terms of the New Credit Agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     The exhibits accompanying this report are listed in the accompanying
Exhibit Index.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        KELLWOOD COMPANY



Date:  October 21, 2004                 By: /s/ Thomas H. Pollihan
                                           -------------------------------------
                                                Thomas H. Pollihan
                                                Senior Vice President, Secretary
                                                and General Counsel

                                  EXHIBIT INDEX

Exhibit No.       Exhibit
-----------       -------

4.01 Credit Agreement dated as of October 20, 2004, among Kellwood Company, as Borrower, Bank of America, N.A., as Administrative Agent and an L/C Issuer, and The Other Lenders Party Thereto, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manger

99.1                  News Release issued by Kellwood Company on October 21,
                      2004